UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 1, 2005

QUANTA CAPITAL HOLDINGS LTD.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-50885

Bermuda	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1 Victoria Street, Fourth Floor Hamilton HM11 Bermuda (Address of principal executive offices and zip code) 441-294-6350 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02    Termination of a Material Definitive Agreement.

As previously disclosed in Quanta Capital Holdings Ltd.'s (the "Company") Current Report on Form 8-K filed on July 26, 2005, as a result of the departure of John S. Brittain, Jr. as Chief Financial Officer of the Company, the employment agreement dated January 15, 2004 between the Company and Mr. Brittain was terminated. The Company previously reported that, in accordance with the terms of the employment agreement, the Company would be required to pay Mr. Brittain six months severance calculated based on his annual cash compensation. The Company and Mr. Brittain subsequently entered into a separation and general release agreement which provides, among other things, for the payment of 64 weeks of severance pay to be paid in 32 semi-monthly payments of $15,625 less applicable federal, state and local taxes, and other deductions, in lieu of the severance previously disclosed. This Item 1.02 is being filed solely for the purpose of reflecting this change in the Company's severance payment obligations to Mr. Brittain.

Item 2.02    Results of Operations and Financial Condition.

The information in this Item 2.02 of this Form 8-K and the Exhibits attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

On August 1, 2005, the Company issued a press release and on August 2, 2005, held an earnings conference call to discuss its results of operations for the first quarter ended June 30, 2005. A copy of the press release and a transcript of the conference call are being furnished with this Form 8-K as Exhibits 99.1 and 99.2.

Item 9.01    Financial Statements and Exhibits.

c) Exhibits

Exhibit Number	Description
99.1	Press release dated August 1, 2005
99.2	Transcript of conference call conducted by the Company on August 2, 2005

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Quanta Capital Holdings Ltd.
Date: August 5, 2005	/s/ Tobey J. Russ
Tobey J. Russ
Chief Executive Officer

Index to Exhibits

Exhibit Number	Description
99.1	Press release dated August 1, 2005
99.2	Transcript of conference call conducted by the Company on August 2, 2005